250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

FOR IMMEDIATE RELEASE

Arrow Declares September Cash Dividend

GLENS FALLS, N.Y. (July 25, 2018) -- The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on July 25, 2018, declared a quarterly cash dividend of $0.26 per share payable September 14, 2018, to shareholders of record August 31, 2018. This represents a 1 cent increase over the June 2018 cash dividend. It also represents a 7.1% increase over the cash dividend paid in the third quarter of 2017, as a result of the 3% stock dividend distributed September 28, 2017.

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Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; and Upstate Agency, LLC, specializing in property and casualty insurance and group health and employee benefits.

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